American Gas Association May 2015 Thompson Falls

2 Forward Looking Statements Forward Looking Statements During the course of this presentation, there will be forward- looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.” The information in this presentation is based upon our current expectations as of the date hereof unless otherwise noted. Our actual future business and financial performance may differ materially and adversely from our expectations expressed in any forward-looking statements. We undertake no obligation to revise or publicly update our forward-looking statements or this presentation for any reason. Although our expectations and beliefs are based on reasonable assumptions, actual results may differ materially. The factors that may affect our results are listed in certain of our press releases and disclosed in the Company’s most recent Form 10-K and 10-Q along with other public filings with the SEC. Company Information NorthWestern Corp. dba: NorthWestern Energy www.northwesternenergy.com Corporate Support Office 3010 West 69th Street Sioux Falls, SD 57106 (605) 978-2900 Montana Operational Support Office 40 East Broadway Butte, MT 59701 (406) 497-1000 SD/NE Operational Support Office 600 Market Street West Huron, SD 57350 (605) 353-7478 Director of Investor Relations Travis Meyer 605-978-2945 travis.meyer@northwestern.com

About NorthWestern 3 Montana Operations Electric 353,600 customers 24,300 miles – transmission & distribution lines 895 MW of baseload power generation 105 MW of regulating services generation Natural Gas 189,000 customers 7,200 miles of transmission and distribution pipeline 18 Bcf of gas storage capacity Owns 70 Bcf of proven natural gas reserves South Dakota Operations Electric 62,500 customers 3,500 miles – transmission & distribution lines 360 MW of power generation Natural Gas 45,500 customers 1,655 miles of transmission and distribution pipeline Nebraska Operations Natural Gas 42,000 customers 750 miles of distribution pipeline All data as of 12/31/2014

NWE: An Investment for the Long Term 4 • 100% Regulated electric & natural gas utility business • 100 year history of competitive customer rates, system reliability and customer satisfaction • Solid economic indicators in service territory • Constructive regulatory relationship • Customer service satisfaction scores above the JD Power survey average • Residential electric and natural gas rates below the national average • Solid system reliability (EEI 2nd quartile) • Low leaks per 100 miles of pipe (AGA 1st quartile) • Recognized by Cogent Reports as top trusted utility brand in the Northwest region • Consistent track record of earnings and dividend growth • Strong cash flows aided by net operating loss carry-forwards • Strong balance sheet and solid investment grade credit ratings • Recent hydro transaction increases rate base & provide energy supply stability • Disciplined maintenance capital investment program • Reintegrating energy supply portfolio (electric and natural gas) • Distribution System Infrastructure Project (DSIP) • Transmission System Infrastructure Project (TSIP) & other transmission opportunities within our service territory Pure Electric & Gas Utility Solid Utility Foundation Strong Earnings & Cash Flows Attractive Future Growth Prospects Best Practices Corporate Governance (NYSE Ethics) (Say on Pay)

84% Montana 14% South Dakota 2% Nebraska A Diversified Electric and Gas Utility 5 Gross Margin in 2014: Electric: $529M Natural Gas: $193M Gross Margin in 2014: Montana: $609M South Dakota: $102M Nebraska: $ 11M Average Customers in 2014: Residential: 572k Commercial: 110k Industrial: 7k 83% Residential 16% Commercial 1% Industrial Our 2015 gross margin, inclusive of a full year of hydro operations, is anticipated to be comprised of approximately 80% electric Service Type and 90% Montana Jurisdiction. Above data reflects full year 2014 results. Jurisdiction and service type based upon gross margin contribution. See “Non-GAAP Financial Measures” slide in appendix for Gross Margin reconciliation. 73% Electric 27% Natural Gas

NorthWestern Energy Profile 6 Financial and Company Statistics See “Non-GAAP Financial Measure” slide in appendix for Net Debt and EBITDA reconciliation (1) The FERC regulated portion of Montana electric transmission and DGGS are included as revenue credits to our MPSC jurisdiction customers. Therefore we do not separately reflect FERC authorized rate base or authorized returns. (2) For those items marked as "n/a," the respective settlement and/or order was not specific as to these terms. (3) South Dakota estimated rate base does not reflect requested adjustments included in the electric rate case filed in December 2014 for assets that are expected to be placed in service during 2015.

Solid Economic Indicators 7 • Unemployment rates in all three of our states are meaningfully below National Average. • Customer growth rates historically exceed National Average by a good margin. Source: NorthWestern 2008-2014 Forms 10-K and Unemployment Rate: US Department of Labor via SNL Database 2/12/15 Electric: EEI Statistical Yearbook (published December 2014, table 7.2) Natural Gas: EIA.gov (Data table "Number of Natural Gas Consumers")

0 2 4 6 8 10 5.30 6.80 Leaks per 100 Miles of Pipe Excluding Excavation Damages - 2013 NWE - 2013 AGA 1st Quartile Average - 2013 $- $20 $40 $60 $80 $100 $120 $140 MT SD MT SD NE Electric (750 kwh) Natural Gas (100 therms) National Average National Average "Typical Bill" Residential Rate Comparison Strong Utility Foundation 8 Electric source: Edison Electric Institute Typical Bills and Average Rates Report, 1/1/14 Natural gas source: US Dept of Energy Monthly residential supply and delivery rates as of 1/1/14  Customer service satisfaction scores in line or better than survey average (JD Powers)  Residential electric and natural gas rates below national average  Solid electric system reliability and low gas leaks per mile Customer Average Interruption Duration Index (CAIDI) NWE versus EEI System Reliability Quartiles CAIDI Reliability Indices with Major Events Excluded. 2014 EEI benchmark data not yet available. 600 700 800 2009 2010 2011 2012 2013 2014 In de x Sc or e NorthWestern Energy Score JD Power 26 Combination Electric and Natural Gas Company Average JD Power - Customer Service Index Score

Reaffirm 2015 Earnings Guidance 9 We reaffirm our 2015 adjusted earnings EPS guidance range of $3.10-$3.30 based upon, but not limited to, the following major assumptions and expectations: • Normal weather in our electric and natural gas service territories in 2015; • Successful integration and a full year earnings contribution from the recently acquired hydro assets; • Excludes any potential additional impact as a result of the FERC decision regarding revenue allocation at our Dave Gates Generating Station; • A consolidated effective income tax rate of approximately 15% to 19% of pre-tax income; and • Diluted average shares outstanding of approximately 47.3 million. See “Non-GAAP Financial Measures” slide in appendix for “Non-GAAP Adjusted EPS”. $2.02 $2.14 $2.53 $2.66 $2.46 $2.99 $- $1.50 $1.75 $2.00 $2.25 $2.50 $2.75 $3.00 $3.25 $3.50 2009 2010 2011 2012 2013 2014 2015E GAAP Diluted EPS Initial Guidance Range Non-GAAP "Adjusted" EPS Diluted Earnings Per Share $3.10 - $3.30

Track Record of Delivering Results 10 Notes: - ROE in 2010, 2011, 2012 , 2013 & 2014, on a Non-GAAP Adjusted basis, would be 9.2%, 10.5%, 9.8%, 9.6% & 9.4% respectively. - 2015 ROAE and 2015 Dividend payout ratio estimate based on midpoint of guidance range of $3.10-$3.30. - Details regarding Non-GAAP Adjusted EPS can be found in the “Adjusted EPS Schedule” page of the appendix Return on Equity within 9.5% - 11.0% band over the last 5 years. Annual dividend increases since emergence in 2004. 5 Year (2010-2014) Avg. Return on Equity: 10.3% 5 Year (2010-2014) CAGR Dividend Growth: 4.1% Current Dividend Yield Approximately 3.7% $1.36 $1.44 $1.48 $1.52 $1.60 $1.92 40% 50% 60% 70% 80% 90% 100% 110% 120% $1.20 $1.30 $1.40 $1.50 $1.60 $1.70 $1.80 $1.90 $2.00 2010 2011 2012 2013 2014 2015 Midpoint Annual Dividend Per Share Payout Ratio (based on GAAP EPS) Payout Ratio (based on non-GAAP EPS) Dividend Per Share and Payout Ratio

Investment for Our Customers’ Benefit Over the past 6 years we have been reintegrating our Montana energy supply portfolio and making additional investments across our entire service territory to enhance system safety, reliability and capacity. 2014 includes hydro assets in rate base but only 1.5 months of operations. We have made these enhancements with minimal impact to customers’ bills, lower than the U.S. averages bills, while delivering solid earnings growth for our investors. 2008-2014 CAGRs Estimated Rate Base: 17.8% GAAP Diluted EPS: 9.0% NWE typical electric bill: 0.6% NWE typical natural gas bill: (5.1%) US average electric bill: 2.2% US average natural gas bill: (3.9%) 11 See “Non-GAAP Financial Measures” slide in appendix for “Non-GAAP Adjusted EPS” reconciliation.

Total Shareholder Return 12 * 15 member peer group: ALE, AVA, BKH, CNL, EDE, EE, GXP, IDA, MGEE, PNM, POR, STR, UIL, VVC, WR

While maintenance capex and total dividend payments have continued to grow since 2010 (8.2% and 7.3% CAGR respectively), Cash Flow from Operations has continued to outpace maintenance capex and averaged approximately $42 million of positive Free Cash Flow per year. Even with the additional income generated from hydro assets, we anticipate flow- through tax benefits to continue to keep our book effective tax rate at or below approximately 20% through 2017. Additionally, we expect NOLs to be available into 2017 to reduce cash taxes. Strong Cash Flows 13 (2) CFO was significantly less in 2013 vs 2012 primarily due to the following: A) decrease in collection of receivables from customers of approximately $34.2 million which includes approximately $20 million associated with billing delays as a result of a new customer information system implemented in September 2013, B) $16.9 million from under collection of supply cost in our trackers, and C) higher interest payments of approximately $6.5 million. See “Non-GAAP Financial Measure” slide in appendix for Free Cash Flows reconciliation. Components of Free Cash Flow This expected tax rate and the expected availability of NOLs are subject to significant business, economic, regulatory and competitive uncertainties and contingencies, many of which are beyond the control of the Company and its management, and are based upon assumptions with respect to future decisions, which are subject to change. Actual results will vary and those variations may be material. For discussion of some of the important factors that could cause these variations, please consult the “Risk Factors” section of the preliminary prospectus. Nothing in this presentation should be regarded as a representation by any person that these objectives will be achieved and the Company undertakes no duty to update its objectives. (3) Net Operating Loss (NOL) Carryforward Balance (3) (2) (1)

Balance Sheet Strength and Liquidity 14 Annual ratio is average of each quarter end debt/cap ratio Excludes Basin Creek capital leases Goal: 50% - 55% Senior Secured Rating Senior Unsecured Rating Commercial Paper Outlook Fitch A A- F2 Stable Moody's A1 A3 Prime-2 Stable S&P A- BBB A-2 Stable A security rating is not a recommendation to buy, sell or hold securities. Such ratings may be subject to revision or withdrawal at any time by the credit rating agency and each rating should be evaluated independently of any other rating. Credit Ratings

The Hydro Facilities

Overview of Hydro Facilities[1]

Plant	Net Capacity (MW)	COD	River Source	FERC License Expiration	5-Yr Avg. Capacity Factor[2]
Black Eagle	21	1927	Missouri	2040	73.6%
Cochrane	69	1958	Missouri	2040	49.1%
Hauser	19	1911	Missouri	2040	79.3%
Holter	48	1918	Missouri	2040	72.4%
Kerr[3]	194	1938	Flathead	2035	64.5%
Madison	8	1906	Madison	2040	89.2%
Morony	48	1930	Missouri	2040	63.8%
Mystic	12	1925	West Rosebud Creek	2050	48.2%
Rainbow	60	1910 / 2013	Missouri	2040	77.5%
Ryan	60	1915	Missouri	2040	79.8%
Thompson Falls	94	1915	Clark Fork	2025	60.1%
Total	*633*				*66.1%*
Total Post Kerr Conveyance	*439*				*66.9%*


Black Eagle

The transaction included 11 hydroelectric facilities and one storage reservoir. The geographically diversified facilities are located in two different river basins, on five different river systems and on both sides of the continental divide. The units have a long operating history, have been well maintained, and stand ready to offer many more decades of zero-emission energy to our Montana customers.

(1) Hebgen facility (0 MW net capacity) excluded from figures. All facilities are "run-of-river" dams except for Kerr and Mystic, which are "storage generation".
(2) As of June 2013.
(3) The Confederated Salish and Kootenai Tribes have an option to purchase the Kerr facility from September 2015 thru 2025.

NorthWestern Energy
Delivering a Bright Future

15

Hydro – Owned and Contracted Resources

Montana Annual Production
(Excludes Kerr Dam[1])


Coal
(Colstrip 4)
29%
Hydro
42%
Approximately
56% water
and wind
Thermal
(QF /
contracted)
13%
Wind
(QF /
contracted)
11%
Natural Gas
1%
Wind
(Spion Kop)
2%
Hydro
(QF /
contracted)
1%

Owned and contracted hydro and wind now represents over 50% of our generation portfolio in Montana.

NorthWestern Owned Facilities[1]


Thompson
Falls
Clark Fork
River
Flathead Lake
Kerr
Ryan
Cochrane
Great Falls
Morony
Rainbow
Black Eagle
Spion Kop
Holter
Missoula
Hauser
MONTANA
Helena
Dave Gates
Missouri River
Butte
Yellowstone River
Madison River
Madison
Mystic
Hebgen
Billings
Fort Peck Lake
Missouri River
Yellowstone
River
Glendive
Colstrip
Colstrip
NWE Hydro Facilities
NWE Coal Facilities
NWE Gas Facilities
NWE Wind Facilities

Assets are a great fit within our service territory to serve our customers needs.

1.) *The confederated Salish and Kootenai Tribes have an option to purchase Kerr Dam beginning September 2015.*

NorthWestern Energy
Delivering a Bright Future

16

- 100,000 200,000 300,000 400,000 Hydro Contracted Owned Generation Light Load Demand Light Load Hours (MWh's) M W h' s - 100,000 200,000 300,000 400,000 500,000 Hydro Contracted Owned Generation Heavy Load Demand Heavy Load Hours (MWh's) M W h' s Meeting Montana Customer Demands 17 We expect to be able to provide nearly all the power during the light load periods with some flexibility to use market purchases or other resources to meet demand during heavy load periods. The addition of the hydro generation assets into our Montana electric portfolio aligns well with forecasted customer demand. Conveyance of Kerr Dam to Confederated Salish and Kootenai Tribes Conveyance of Kerr Dam to Confederated Salish and Kootenai Tribes

Big Stone and Neal Air Quality Projects 18 Big Stone Power Plant Neal Power Plant

South Dakota Rate Filing 19 34 Years of Declining ‘Real’ Rates Docket EL14-106 The requested $26.5 million revenue increase is primarily due to investments made to meet federal environmental mandates and to maintain our high-level of system reliability in South Dakota. We anticipate implementing interim rates July 1, 2015. Three major projects alone account for 96% of the requested $26.5M increase. Big Stone/Neal……..$15.2M Aberdeen Peaker……$7.4M Yankton Substation…$2.8M All other……………...$1.1M Total $26.5M

Owned Owned Target Total Annual Need Natural Gas Reserves Opportunity 20 As we continue to add to our natural gas reserves portfolio, we anticipate a reduction in supply cost volatility for our customers. First ~6 Bcf annual production acquired for ~$100M Remaining 6-7 Bcf annual production needed to meet target. Estimated cost of up to $100M We continue to pursue opportunities to secure low cost gas reserves for our customers. • Three acquisitions totaling approximately $100 million since September 2010: • 84.6 Bcf of natural gas reserves and associated gathering systems along with 82 miles of transmission. • Provides approximately 6 Bcf of annual production. • Target to own 50% of our 25 Bcf total annual need • Retail customers (20 Bcf) • DGGS & Basin Creek generation facilities (5 Bcf)

Infrastructure Projects 21 • In Montana, our Distribution System Infrastructure Project (DSIP) and Transmission System Infrastructure Project (TSIP), both of which are currently in process, are to maintain a safe and reliable electric and natural gas distribution and transmission system. – The primary goals: – arrest and/or reverse the trend in aging infrastructure; – maintain/improve reliability and safety; – build capacity into the system; and – prepare our network for the adoption of new technologies. – Capital Investment – DSIP: approximately $348 million ($133 million already spent through 2014) of capital investment into the multiyear project through 2019. – TSIP: approximately $128 million projected through 2019

DGGS Update – Still waiting on FERC 22

Capital Spending Forecast 23 Nearly $1.5 billion estimated cumulative capital spending from 2015 through 2019. We anticipate funding the capital projects with a combination of cash flows (aided by NOLs) and long-term debt to deliver a 7-10% total return (EPS growth & dividend yield) to our investors. If other opportunities arise that are not in the above projections (natural gas reserves, peaking generation in Montana and / or South Dakota, acquisitions, etc.), new equity funding may be necessary. *

Conclusion 24 Pure Electric and Gas Utility Solid Utility Foundation Strong Earnings and Cash Flows Attractive Future Growth Prospects Best Practices Corporate Governance Hydro Transaction Announced 9/26/2013 Transaction Closed 11/18/2014 Thompson Falls Hauser Rainbow Ryan Morony Kerr Madison Holter Cochrane Mystic Black Eagle Hebgen Lake

Appendix 25

• Successful first full quarter of owning and operating our recently acquired fleet of hydro assets. • Improvement in net income of $5.8 million, or 13%, in the first quarter of 2015 as compared with the same period in 2014. • GAAP Diluted EPS of $1.09 as compared to $1.17 for the same period in 2014. While net income improved, the decrease in EPS is primarily the result of the equity issuance in November 2014 to fund the hydro acquisition. • Non-GAAP Adjusted EPS of $1.18 as compared to $1.16 for the same period in 2014. (see reconciliation on page 29 of this presentation) • Reaffirming full year 2015 adjusted guidance of $3.10 - $3.30 per diluted share. • Board of Directors approved a $0.48 stock dividend payable June 30, 2015. Recent Significant Activities 26

Summary Financial Results (First Quarter) 27

Heating Degree Days (First Quarter) 28 Maximum Temperature from Normal Minimum Temperature from Normal Source: National Climatic Data Center, NOAA

Adjusted Earnings (First Quarter ‘15 vs ’14) 29 Non-GAAP adjusted Net Income increased 23.5% over same period prior year. However, due to $400 million equity issuance in November 2014, our adjusted diluted EPS only increased by 1.7%. We anticipate realizing a majority of the expected accretion benefit of the hydro acquisition in the 2nd and 3rd quarters of 2015.

Hypothetical Accretion Illustration 30 As shown in the example above, a company making an acquisition that would contribute relatively consistent net income over each of the four quarters could anticipate the most earnings per share benefit in the quarters with the ‘lightest’ earnings. (Illustrative example only, should not be construed as company provided quarterly earnings guidance)

31 2014 to 2015 Reconciliation (First Quarter)

Balance Sheet 32

Cash Flow (First Quarter) 33 $14.6 million improvement in cash flow provided by operating activities primarily due to: • a reduction in our under collection of supply costs in our trackers; • Improved collections of customer receivables; and • improved earnings from the hydro acquisition. These improvements were partially offset by an $18.4 million settlement on interest rate swaps in the first quarter of 2015.

Income Tax Reconciliation (First Quarter) 34

2014 to 2015 EPS & Dividend Bridge

	Low	Midpoint	High
2014 Non-GAAP Adjusted Diluted EPS		**$2.68**	
	$2.68		$2.68
2015 Earnings Drivers (after-tax and per share)			
Gross margin improvements	2.75	-	2.83
OG&A expense increases	(0.94)	-	(0.88)
Property & other taxes	(0.31)	-	(0.29)
Depreciation & depletion	(0.36)	-	(0.34)
Interest expense / other income	(0.24)	-	(0.21)
Incremental tax benefits *	0.13	-	0.16
Subtotal of anticipated improvements	**$1.03**	**-**	**$1.27**
2015 EPS prior to dilution	**$3.71**	**-**	**$3.95**
Dilutive impact of equity issuance (7.8M shares / $400M)	(0.61)	-	(0.65)
2015 Preliminary EPS guidance range	**$3.10**	**-**	**$3.30**
2015 Diluted EPS midpoint		**$3.20**	
2015 Diluted EPS guidance range	**$3.10**	**-**	**$3.30**
2015 Targeted dividend payout ratio	60%		60%
2015 Preliminary targeted dividend range	**$1.86**		**$1.98**
2015 Targeted dividend midpoint		**$1.92**	

2015 ESTIMATES

Basic assumptions include, but are not limited to:

- Normal weather in our electric and natural gas service territories;
- Successful integration and a full year earnings contribution from the recently acquired hydro assets;
- Excludes any potential additional impact as a result of the FERC decision regarding revenue allocation at our Dave Gates Generating Station;
- A consolidated effective income tax rate of approximately 15% - 19% of pre-tax income; and
- Diluted average shares outstanding of approximately 47.3 million.

* Other 2015 Earnings drivers shown above are calculated using a 38.5% effective tax rate. The anticipated "Incremental tax benefits" in 2015 are primarily due to increased repairs tax deductions resulting from increased maintenance capital spending and other flow-through tax impacts.

NorthWestern Energy
Delivering a Bright Future

35

2014 System Statistics 36 Note: Statistics above are as of 12/31/2014 (1) Nebraska is a natural gas only jurisdiction (1)

Experienced & Engaged Board of Directors



Members of the Board of Directors tour the Madison Dam power house in Ennis, Montana. From the left are Dana J. Dykhouse, Dorothy M. Bradley, Philip L. Maslowe, E. Linn Draper Jr., Julia L. Johnson, Robert C. Rowe, Denton Louis Peoples, and Stephan P. Adik. Not pictured: Jan R. Horsfall.



In 2014, NorthWestern Energy mourned the passing of our esteemed colleague, fellow Director and friend, Philip L. Maslowe.

Dana J. Dykhouse - Chief Executive Officer of First PREMIER Bank. Director since 2009

Dorothy M. Bradley - Retired District Court Administrator for the 18th Judicial Court of Montana. Director since 2009

E. Linn Draper Jr. - Chairman of the Board - Retired Chairman, President and Chief Executive Officer of American Electric Power Co., Inc. Director since 2004

Julia L. Johnson - President and Founder of NetCommunications, LLC. Former Chairperson of the Florida Public Service Commission. Director since 2004

Robert C. Rowe - President and CEO of NorthWestern Corporation. Director since 2008

Denton Louis People - Retired CEO and Vice Chairman of the Board of Orange and Rockland Utilities, Inc. Director since 2006

Stephen P. Adik - Retired Vice Chairman of NiSource, Inc. Director since 2004

Jan R. Horsfall - Co-founder and CEO of Maxletics Corp. Director since 2015

NorthWestern Energy
Delivering a Bright Future

37

Strong Executive Team 38 NorthWestern Energy’s executive officers at the Madison Dam in Ennis, Montana From the left: Patrick R. Corcoran - VP of Government and Regulatory Affairs. 35 years utility industry experience; current position since 2001 John D. Hines - VP of Supply. 25 years utility industry experience; current position since 2011 Kendall G. Kliewer - VP and Controller. 17 years finance management experience; current position since 2004 Robert C. Rowe - President and CEO. Decades of utility and regulatory experience (including 12 years on the Montana Public Service Commission); current position since 2008 Brian B. Bird - VP - CFO. 29 years financial management experience with energy and other large industrial companies; current position since 2003 Curtis T. Pohl - VP of Distribution. 28 years utility industry experience; current position since 2003 Heather H. Grahame - VP and General Counsel. 30 years legal experience (21 years representing utilites); current position since 2010 Michael R. Cashell - VP of Transmission. 28 years utility industry experience; current position since 2011 Bobbi L. Schroeppel - VP of Customer Care, Communications and Human Resources. 21 years utility industry experience; current position since 2002

Our Commissioners

Montana Public Service Commission

Commissioners are elected in statewide elections from each of five districts. Chairperson is elected by fellow Commissioners. Commissioner term is 4 years, Chairperson term is 2 years.

Name	Party	Began Serving	Term Ends
Kirk Bushman	R	Jan-13	Jan-17
Travis Kavulla	R	Jan-11	Jan-19
Roger Koopman	R	Jan-13	Jan-17
Brad Johnson (Chairman)	R	Jan-15	Jan-19
Bob Lake	R	Jan-13	Jan-17

Nebraska Public Service Commission

Commissioners are elected in statewide elections. Chairperson is elected by fellow Commissioners. Commissioner term is 6 years, Chairperson term is 1 year.

Name	Party	Began Serving	Term Ends
Cyrstal Rhoades	D	Jan-15	Jan-21
Rod Johnson	R	Jan-93	Jan-17
Frank Landis Jr. (Chairman)	R	Jan-89	Jan-19
Tim Schram	R	Jan-07	Jan-19
Gerald Vap	R	Aug-01	Jan-17

South Dakota Public Utilities Commission

Commissioners are elected in statewide elections. Chairperson is elected by fellow Commissioners. Commissioner term is 6 years, Chairperson term is 1 year.

Name	Party	Began Serving	Term Ends
Kristie Fiegen	R	Aug-11	Jan-19
Gary Hanson	R	Jan-03	Jan-21
Chris Nelson (Chairman)	R	Jan-11	Jan-17

39

Non-GAAP Financial Measures 40 The data presented above includes financial information prepared in accordance with GAAP, as well as another financial measure, Gross Margin, Free Cash Flows, Net Debt and EBITDA, but is considered a “Non-GAAP financial measure.” Generally, a Non-GAAP financial measure is a numerical measure of a company’s financial performance, financial position or cash flows that exclude (or include) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. Gross Margin (Revenues less Cost of Sales), Free Cash Flows (Cash flows from operations less maintenance capex and dividends), Net Debt (Total debt less capital leases) and EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) are Non-GAAP financial measure due to the exclusion of depreciation from the measure. The presentation of Gross Margin, Free Cash Flows, Net Debt and EBITDA is intended to supplement investors’ understanding of our operating performance. Gross Margin is used by us to determine whether we are collecting the appropriate amount of energy costs from customers to allow recovery of operating costs. Net Debt is used by our company to determine whether we are properly levered to our Total Capitalization (Net Debt plus Equity). Our Gross Margin, Free Cash Flows, Net Debt and EBITDA measures may not be comparable to other companies’ Gross Margin, Free Cash Flows, Net Debt and EBITDA measures. Furthermore, these measures are not intended to replace operating income as determined in accordance with GAAP as an indicator of operating performance.

41